EXHIBIT 8

                              LIST OF SUBSIDIARIES

----------------------------   -------------------    ----------     ----------
                                                    PROPORTION OF    PORTION OF
                                   COUNTRY OF         OWNERSHIP       VOTING
        NAME                      INCORPORATION        INTEREST      POWER HELD
----------------------------   -------------------    ----------     ----------
METALINK INC.*                    United States              100%           100%
----------------------------   -------------------    ----------     ----------
METALINK ASIA PACIFIC LTD.*           Korea                  100%           100%
----------------------------   -------------------    ----------     ----------
METALINK INTERNATIONAL LTD.*       Republic of
                                   Seychelles                100%           100%
----------------------------   -------------------    ----------     ----------
METALINK JAPAN K.K.*                  Japan                  100%           100%
----------------------------   -------------------    ----------     ----------

     * CURRENTLY INACTIVE